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                                                                    EXHIBIT 23.1

                       INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
Patapsco Bancorp, Inc.

We consent to incorporation by reference in the registration statement
(No. 333-13975) on Form S-8 of Patapsco Bancorp, Inc. of our report dated August 1, 1997, relating to the consolidated statements of financial condition of Patapsco Bancorp, Inc. and subsidiary as of June 30, 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended, which report appears in the June 30, 1998 Annual Report on Form 10-KSB of Patapsco Bancorp, Inc.


                             /s/ KPMG PEAT MARWICK LLP

Baltimore, Maryland
September 25, 1998